UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

AMARIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-49763 (Commission File Number)	88-0469593 (IRS Employer Identification No.)

100 Albright Way, Suite D, Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 370-1797

CIROND CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 31, 2006, KPMG LLP, Chartered Accountants, notified the Company in writing of their resignation effective on that date. The Board of Directors has accepted the resignation.

The audit reports of KPMG LLP of the financial statements for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the following explanatory paragraph regarding the Company’s ability to continue as a going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses, negative cash flows from operations and has a net working capital deficiency, factors which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are described in note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the years ended December 31, 2005 and 2004 and to the date of resignation, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years.

The Company has not yet engaged a new accounting firm to audit its financial statements going forward.

A letter from KPMG LLP regarding its concurrence with these statements is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
16.1	Letter from KPMP LLP to the Securities and Exchange Commission dated September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMARIUM TECHNOLGIES, INC. (formerly Cirond Corporation)
September 7, 2006	By: /s/ Frank Wilde Frank Wilde President and Chief Financial Officer

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